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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) October 19, 1995
                                                         -----------------



                           NATIONAL MEDIA CORPORATION
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               (Exact name of registrant as specified in charter)



       Delaware                         I-6715                   13-2658741
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  (State or other juris-       (Commission File Number)        (IRS Employer
 diction of incorporation)                                   Identification No.)


1700 Walnut Street, Philadelphia, PA                       19103
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(Address of principle executive offices)                 (Zip Code)


Registrant's telephone number, including area code    215-772-5000
                                                   -------------------


                                       N/A
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         (Former name or former address, if changed since last report.)



                      ------------------------------------


                         Exhibit Index appears on Page 6
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Item  2.     Acquisition or Disposition of Assets
             ------------------------------------

             On October 25, 1995, pursuant to the terms of that certain Agreement and Plan of Merger and Reorganization (the "Agreement"), dated as of October 24, 1995, by and among National Media Corporation (the "Company"), DA Acquisition Corp., a wholly-owned subsidiary of the Company ("Merger Sub"), DirectAmerica Corporation ("DA"), California Production Group, Inc. ("CPG") and the other parties thereto, the Company acquired DA and CPG through a tax-free merger (the "Merger") of such entities with and into Merger Sub. In connection with the consummation of the Merger, the Company issued to the shareholders of DA and CPG (the "Shareholders") an aggregate of 554,456 shares (the "Merger Shares") of the Company's common stock (representing approximately 2.6% of the Company's common stock on a fully diluted basis). In addition, in the event that, during the twelve-month period ended January 31, 1997, the sum of
             (i) the Royalties (as defined in the Agreement) received by Merger Sub pursuant to any contractual rights to receive Royalties on the sale of products for which Merger Sub, DA or CPG have produced an infomercial; and (ii) the Imputed National Media Royalties (as defined in the Agreement) exceeds $5,000,000 (such excess is referred to herein as the "Differential"), the Company is obligated to issue to the Shareholders an aggregate number of shares of the Company's common stock that is equal to the quotient of (x) the Differential multiplied by 1.8, divided by (y) the Average Closing Price (as defined in the Agreement).

             DA and CPG are California-based infomercial producers. Upon consummation of the Merger, the separate corporate existence of each of DA and CPG ceased, and the name of Merger Sub was changed to DirectAmerica Corporation.

             Pursuant to the terms of the Agreement, the Company is obligated to register the resale of the Merger Shares pursuant to the provisions of the Securities Act of 1933, as amended. The Company expects other beneficial holders of approximately 7,900,000 shares of the Company's common stock to cause the Company to include their shares in such registration pursuant to certain rights previously granted to such holders.

             Upon consummation of the Merger, Merger Sub retained the employees of DA and CPG and entered into new employment agreements with each of John W. Kirby ("Kirby"), former Chairman, Chief Executive Officer and member of the Board of Directors of each of DA and CPG, and Bruce D. Goodman ("Goodman"), former President, Chief Operating Officer and member of the Board of Directors of each of DA and CPG.

             Pursuant to Kirby's employment agreement with Merger Sub (the "Kirby Agreement"), Kirby will be employed by Merger Sub as its Chairman and Chief Executive Officer for a five-year period, subject to automatic renewal for successive one-year periods thereafter unless terminated by either party (the last date of such period, as extended by any renewal, being referred to as the "Termination Date") and further subject to Kirby's right to terminate such agreement at the end of the third year of its term. Pursuant to the Kirby Agreement, Kirby will also serve as an Executive Vice President of the Company. As compensation for such services, Kirby will receive a minimum base salary of $300,000 per year, which amount may be increased or decreased, from time to time, at the discretion of the Board of Directors of Merger Sub; provided, however, that Kirby's base salary shall at no time be less than $300,000 per year. In addition, Kirby will be eligible to receive performance-based awards under both the Company's 1995 Management Incentive Plan and the DirectAmerica Employee Bonus Plan (described below). Merger Sub will also provide Kirby with a term life insurance policy in the face amount of $1,000,000, as well as an automobile allowance and certain club memberships. Should Kirby be terminated by Merger Sub other than for "cause", or should Kirby terminate his employment as a result of a breach by Merger Sub of the terms of the Kirby Agreement, Kirby shall be entitled to

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             receive as liquidated damages his full base salary through the
             Termination Date. Upon such termination, Merger Sub is also required to maintain through the earlier of the Termination Date or such time as Kirby obtains similar benefits through other employment, all benefits described above, provided that such continued participation is permissible in accordance with applicable law.

             Pursuant to Goodman's employment agreement with Merger Sub (the "Goodman Agreement"), Goodman will be employed by Merger Sub as its President and Chief Operating Officer for a three-year period, subject to automatic renewal for successive one-year periods thereafter unless terminated by either party and further subject to Goodman's right to terminate such agreement at the end of the second year of its term. As compensation for such services, Goodman will receive a minimum base salary of $200,000 per year, which amount may be increased or decreased, from time to time, at the discretion of the Board of Directors of Merger Sub; provided, however, that Goodman's base salary shall at no time be less than $200,000 per year. The Goodman Agreement is substantially similar to the Kirby Agreement described above in all other material respects.

             In order to provide additional incentive to certain key officers and employees of Merger Sub, the Company and Merger Sub have adopted the DirectAmerica Employee Bonus Plan (the "Plan"). The Plan will be administered by the members of the Board of Directors of Merger Sub who are not eligible to participate in the Plan. Awards payable under the Plan will be determined as a percentage of the dollar value of (i) direct infomercial sales and (ii) back-end royalties earned by the Company from home shopping, retail and other non-television channels of distribution relating to products for which Merger Sub has produced infomercials.

             Copies of the Agreement, the Kirby Agreement, the Goodman Agreement and the Plan are attached hereto as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively.

Item 5.      Other Events
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             On October 19, 1995, the Company announced that it had entered into a letter of intent to acquire Positive Response Television, Inc. ("PRTV") and its subsidiaries. PRTV is the creator of the "Amazing Discoveries" infomercial format.

             Under terms of the agreement, which was unanimously approved by the respective Boards of Directors of the Company and PRTV, PRTV shareholders will receive .524 shares of the Company's common stock for each share of PRTV stock they own. The proposed transaction is valued at approximately $26 million. PRTV currently has approximately 3.55 million shares of common stock outstanding. Following consummation of the proposed transaction, PRTV shareholders will own approximately 7% of the Company's common stock assuming conversion or exercise of all outstanding preferred stock, options and warrants.

             Consummation of the proposed transaction is subject, among other things, to the completion of a satisfactory due diligence review by each of the Company and PRTV, the negotiation and execution of a definitive agreement, the approval of PRTV's shareholders and the receipt of regulatory approvals.

             A copy of the press release issued by the Company announcing the execution of the letter of intent is attached hereto as Exhibit 99.1.

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Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits
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             (a)   Financial Statements of Businesses Acquired.
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                   It is impracticable for the Company to provide the required financial statements for each of DA and CPG at the time of the filing of this report. The Company undertakes to file such financial statements as an amendment to this Form 8-K as soon as practicable after the date hereof, but in no event later than sixty (60) days from the date by which this report on Form 8-K is required to be filed.

             (b)   Pro Forma Financial Information.
                   --------------------------------

                   It is impracticable for the Company to provide the require pro forma financial information relating to the Merger at the time of the filing of this report. The Company undertakes to file such pro forma financial information as an amendment to this Form 8-K as soon as practicable after the date hereof, but in no event later than sixty (60) days from the date by which this report on Form 8-K is required to be filed.

             (c)   Exhibits.
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                   2.1   Agreement and Plan of Merger and Reorganization, dated
                         as of October 24, 1995, by and among National Media Corporation, DA Acquisition Corp., Direct America Corporation, California Production Group, Inc. and the other parties thereto.

                   10.1 Employment Agreement, dated as of October 24, 1995, by and between DirectAmerica Corporation, a wholly-owned subsidiary of National Media Corporation, and John W. Kirby.

                   10.2 Employment Agreement, dated as of October 24, 1995, by and between DirectAmerica Corporation, a wholly-owned subsidiary of National Media Corporation, and Bruce D. Goodman.

                   10.3  DirectAmerica Employee Bonus Plan.

                   99.1 Press Release of National Media Corporation dated October 19, 1995.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NATIONAL MEDIA CORPORATION
                                   (Registrant)


Date:  October 26, 1995            By:  /s/ Constantinos I. Costalas
      ------------------              ---------------------------------
                                   Name:    Constantinos I. Costalas
                                   Title:   Principal Financial Officer

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                                  EXHIBIT INDEX



Exhibit No.
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2.1             Agreement and Plan of Merger and Reorganization, dated as of
                October 24, 1995, by and among National Media Corporation,
                DA Acquisition Corp., DirectAmerica Corporation, California Production Group, Inc. and the other parties thereto.

10.1 Employment Agreement, dated as of October 24, 1995, by and between DirectAmerica Corporation, a wholly-owned subsidiary of National Media Corporation, and John W. Kirby.

10.2 Employment Agreement, dated as of October 24, 1995, by and between DirectAmerica Corporation, a wholly-owned subsidiary of National Media Corporation, and Bruce D. Goodman.

10.3            DirectAmerica Employee Bonus Plan.

99.1            Press Release of National Media Corporation dated October 19,
                1995.